EXHIBIT 99.2 Fourth Quarter & Full Year 2019 Financial Results February 26, 2020

Welcome and Participants Vyomesh Joshi President and Chief Executive Officer Todd Booth To participate via phone, Executive Vice President and Chief Financial Officer please dial: Andrew Johnson 1-201-689-8345 Executive Vice President and Chief Legal Officer Melanie Solomon Investor Relations 2

Forward Looking Statements This presentation contains certain statements that are not statements of historical or current facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements concerning plans, objectives, goals, strategies, expectations, intentions, projections, developments, future events, performance or products, underlying assumptions, and other statements which are other than statements of historical facts. In some cases, you can identify forward-looking statements by terms such as “believes,” “beliefs,” ''may,'' ''will,'' ''should,'' expects,'' ''intends,'' ''plans,'' ''anticipates,'' ''estimates,'' ''predicts,'' ''projects,'' ''potential,'' ''continue,'' and other similar terminology or the negative of these terms. From time to time, we may publish or otherwise make available forward-looking statements of this nature. All such forward-looking statements, whether written or oral, and whether made by us or on our behalf, are expressly qualified by the cautionary statements described on this message including those set forth below. Forward-looking statements are based upon management’s beliefs, assumptions and current expectations concerning future events and trends, using information currently available, and are necessarily subject to uncertainties, many of which are outside our control. In addition, we undertake no obligation to update or revise any forward-looking statements made by us or on our behalf, whether as a result of future developments, subsequent events or circumstances, or otherwise, or to reflect the occurrence or likelihood of unanticipated events, and we disclaim any such obligation. Forward-looking statements are only predictions that relate to future events or our future performance and are subject to known and unknown risks, uncertainties, assumptions, and other factors, many of which are beyond our control, that may cause actual results, outcomes, levels of activity, performance, developments, or achievements to be materially different from any future results, outcomes, levels of activity, performance, developments, or achievements expressed, anticipated, or implied by these forward-looking statements. Although we believe that the expectations reflected in the forward-looking statements are reasonable, forward-looking statements are not, and should not be relied upon as a guarantee of future performance or results, nor will they necessarily prove to be accurate indications of the times at or by which any such performance or results will be achieved. 3D System’s actual results could differ materially from those stated or implied in forward-looking statements. Past performance is not necessarily indicative of future results. We do not undertake any obligation to and do not intend to update any forward-looking statements whether as a result of future developments, subsequent events or circumstances or otherwise. Further, we encourage you to review “Risk Factors” in Part 1 of our Annual Report on Form 10-K and Part II of our quarterly reports on Form 10-Q filed with the SEC as well as other information about us in our filings with the SEC. These are available at www.SEC.gov. 3

Vyomesh Joshi (VJ) President & Chief Executive Officer

Making 3D Production Real

Accelerating Adoption of Additive Manufacturing

Rapid Market Transformation

Adoption of Production Parts Expected to Grow

Production Workflows 9

2019 Highlights • Commitment to operational excellence = keenly focused on cost structure and cash flow ◦ Lowered operating expenses by 9% YoY ◦ Expanded manufacturing partnership with Sanmina for plastics ◦ Generated $21.5 million of cash from operations in Q4 • Stabilized the company and strengthened the foundation ◦ Introduced 14 new production materials ◦ Returned to growth in Materials in 2H ◦ Healthcare grew 10% excluding large enterprise customer 10

Fourth Quarter Summary • GAAP revenue of $164.6 million ◦ Decrease of 9% YoY ◦ Materials grew 7% YoY • GAAP gross profit margin of 43.6% and non-GAAP gross profit margin of 43.8% • GAAP loss of $0.04 per share and non-GAAP income of $0.05 per share 11

2020 Growth Drivers • Metals: on track to begin shipping factory metals platforms in April • Healthcare: medical device manufacturing, medical simulators and professional services will continue to grow • Software: incredible assets, new product introductions and go-to-market enhancements will drive growth Focused on profitability and cash generation 12

Todd Booth Executive Vice President & Chief Financial Officer

GAAP Operating Results Fourth Quarter Year Ended Y/Y Y/Y Better/ Better/ (in millions, except per share amounts) 2019 2018 (Worse) 2019 2018 (Worse) Revenue $ 164.6 $ 180.7 (9) % $ 629.1 $ 687.7 (9) % Gross Profit 71.8 82.6 (13) % 278.0 324.4 (14) % Gross Profit Margin 44% 46% (200) bps 44% 47% (300) bps SG&A 59.3 66.1 10% 254.4 272.3 7 % R&D 17.1 23.5 27% 80.8 95.3 15 % Operating Expenses 76.5 89.6 15% 335.1 367.6 9% % of Revenue 46% 50% 53% 54 % Operating Loss (4.7) (7.0) 33% (57.1) (43.2) (32) % % of Revenue (3) % (4) % (9) % (6) % Net Loss per 3D Systems $ (4.7) $ (4.1) (15) % $ (69.9) $ (45.5) (54) % % of Revenue (3) % (2) % (11) % (7) % Loss Per Share $ (0.04) $ (0.04) — % $ (0.61) $ (0.41) (49) % 14

Non-GAAP Financial Measures Fourth Quarter Year Ended Y/Y Y/Y Better/ Better/ (in millions, except per share amounts) 2019 2018 (Worse) 2019 2018 (Worse) Non-GAAP R&D Expense $ 17.1 $ 23.5 27% $ 80.5 $ 94.8 15 % Non-GAAP SG&A Expense 49.2 52.2 6% 199.8 213.1 6 % Non-GAAP Operating Expenses $ 66.4 $ 75.7 12% $ 280.3 $ 307.9 9 % Non-GAAP Net income (loss) attributable to 3D Systems Corporation $ 5.5 $ 11.4 (52) % $ (9.6) $ 16.5 (158) % Non-GAAP Net income (loss) per share available to 3D Systems Corporation common stockholders - basic and diluted $ 0.05 $ 0.10 (50) % $ (0.08) $ 0.15 (153) % We use non-GAAP measures to supplement our financial statements presented on a GAAP basis because management believes non-GAAP financial measures are useful to investors in evaluating our operating performance and to facilitate a better understanding of the impact that strategic acquisitions, non-recurring charges and certain non-cash expenses had on our financial results. See appendix for reconciliation of non-GAAP items. * Tables may not foot due to rounding; amounts calculated based on dollars in thousands. 15

Revenue Printer Revenue Materials Revenue 43.5 45.0 42.0 33.6 (22.8%) 7.3% Q4 2018 Q4 2019 Q4 2018 Q4 2019 Healthcare Revenue On Demand Revenue Software Revenue 58.4 27.7 28.7 54.9 25.8 23.0 (5.9%) (17.2%) (10.2%) Q4 2018 Q4 2019 Q4 2018 Q4 2019 Q4 2018 Q4 2019 16

Gross Profit and Margin • GAAP GPM was 43.6% and non-GAAP GPM was 43.8% in Q4 2019 • GPM impacted by factory utilization, mix and inventory adjustments • Driving supply chain optimization, manufacturing efficiency and process improvements 50.0% $80 $ in millions 47.5% $60 45.0% $40 42.5% $20 40.0% $0 Q1 2018 Q2 2018 Q3 2018 Q4 2018 Q1 2019 Q2 2019 3Q 2019 Q4 2019 GAAP Gross Profit GAAP GPM Non-GAAP GPM – For the periods presented above, GAAP and non-GAAP GPM were within 10 basis points; therefore, the lines overlap. See appendix for a reconciliation of non-GAAP operating expenses. 17

Operating Expenses • GAAP operating expenses decreased 14.6% and non-GAAP operating expenses decreased 12.3% compared to the fourth quarter of the prior year with decreases in both SG&A and R&D • R&D is focused on innovation in materials, software and healthcare in 2020 See appendix for a reconciliation of non-GAAP operating expenses. 18

Balance Sheet and Cash • Ended 2019 with $133.7 million of unrestricted cash, after paying down $10.8 million on the term loan • Generated $21.5 million of cash from operations • Working capital performance improved sequentially, as we reduced inventory by $11.6 million • While cash use and generation will fluctuate, we are pleased with the cash results in the fourth quarter 19

Vyomesh Joshi (VJ) President & Chief Executive Officer

Conclusion • Spent the last 4 years improving product, processes, cost structure and culture ◦ Improved quality and reliability ◦ Net promoter score increased to 65 ◦ Confident that we have the right products and team to execute strategy • Committed to working with the board to find appropriate successor and assist with the transition • Focus on innovative production workflows including hardware platforms, materials, software and professional services will drive profitable revenue growth in 2020 21

Q&A Session 1-201-689-8345

Thank You

Appendix

GAAP Revenue Summary by Category Sequential Y/Y Better/ Better/ (in millions) Q4 2019 Q3 2019 Q4 2018 (Worse) (Worse) Printers $ 33.6 $ 30.4 $ 43.5 11% (23) % Software Products 14.5 13.3 17.1 9% (15) % Other Products 10.9 9.4 10.5 16% 4 % Total Products 59.0 53.1 71.1 11% (17) % Total Materials 45.0 41.4 42.0 9% 7 % On Demand Manufacturing 23.0 23.1 27.7 — % (17) % Software Services 11.3 11.3 11.6 — % (3) % Other Services 26.4 26.4 28.4 — % (7) % Total Services 60.6 60.8 67.7 — % (10) % Total Revenue $ 164.6 $ 155.3 $ 180.7 6% (9) % Software $ 25.8 $ 24.6 $ 28.7 5% (10) % Healthcare $ 54.9 $ 56.4 $ 58.4 (3) % (6) % * Tables may not foot due to rounding; amounts calculated based on dollars in thousands. 25

Non-GAAP Reconciliation - EPS

Fourth Quarter Non-GAAP Earnings (Loss) per Share

(in millions, except per share amounts)	Quarter Ended December 31, 2019	Quarter Ended December 31, 2018	Year Ended December 31, 2019	Year Ended December 31, 2018
GAAP Net loss attributable to 3D Systems Corporation	$ (4.7)	$ (4.1)	$ (69.9)	$ (45.5)
Adjustments:				
Amortization, stock-based compensation & other [(1)]	8.2	13.9	43.9	58.7
Legal, acquisition and divestiture related [(2)]	0.5	0.1	7.4	(2.0)
Cost optimization plan, including severance costs [(3)]	0.7	1.5	7.7	4.0
Impairment of cost-method investments [(4)]	0.9	—	1.2	1.4
Non-GAAP net income attributable to 3D Systems Corporation	**$ 5.5**	**$ 11.4**	**$ (9.6)**	**$ 16.5**
Non-GAAP net income per share available to 3D Systems common stock holders - basic and diluted [(5)]	**$ 0.05**	**$ 0.10**	**$ (0.08)**	**$ 0.15**

(1) For the quarter ended December 31, 2019, the adjustment included $0.1 in COGS and $8.1 in SG&A. For the quarter ended December 31, 2018, the adjustment included $(0.2) in COGS and $14.1 in SG&A. For the year ended December 31, 2019, the adjustment included $0.4 in COGS and $43.4 in SG&A. For the year ended December 31, 2018, the adjustment included $0.1 in COGS and $58.6 in SG&A.

(2) For the quarter ended December 31, 2019, the adjustment included $0.1 in COGS and $1.4 in SG&A . For the year ended December 31, 2019, the adjustment included $(2.8) in Revenues, $4.1 in COGS, $5.5 in SG&A, and $0.7 in other income (expense). For the quarter ended December 31, 2018 the adjustment included $0.6 in COGS,$(1.0) in SG&A, and $0.5 in other income (expense) and for the year ended December 31, 2018, the adjustment included $0.6 in COGS, in SG&A $(1.7) and $(0.9) in other income (expense).

(3) For the quarter ended December 31, 2019, the adjustment included $0.6 in SG&A. For the quarter ended December 31, 2018, the adjustment included $0.7 in COGS and $0.8 in SG&A. For the year ended December 31, 2019, the adjustment included $1.8 in COGS, $5.6 in SG&A and $0.3 in R&D. For the year ended December 31, 2018, the adjustment included $1.1 in COGS, $2.4 in SG&A and $0.5 in R&D.

(4) For the quarter and year ended December 31, 2019 the adjustment included $0.9 and $1.2 in interest and other income (expense), net, respectively. For the year ended December 31, 2018, the adjustment included $1.4 in interest and other income (expense), net.

(5) Denominator based on weighted average shares used in the GAAP EPS calculation.

* Tables may not foot due to rounding; amounts calculated based on dollars in thousands.

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Non-GAAP Reconciliation - Revenue 2019 Non-GAAP Revenue Quarter Ended Year Ended (in millions) March 31 June 30 September 30 December 31 December 31 GAAP Revenue $ 152.0 $ 157.3 $ 155.3 $ 164.6 $ 629.1 Adjustments: Legal, acquisition and divestiture related (1.8) (0.9) (0.2) — (2.8) Non-GAAP Revenue $ 150.2 $ 156.4 $ 155.1 $ 164.6 $ 626.2 * Tables may not foot due to rounding; amounts calculated based on dollars in thousands. 27

Non-GAAP Reconciliation - GP and GPM 2019 Non-GAAP Gross Profit & Margin Quarter Ended Year to Date (in millions) March 31 June 30 September 30 December 31 December 31 GAAP Gross Profit $ 65.7 $ 73.3 $ 67.3 $ 71.8 $ 278.0 GAAP Gross Profit Margin 43.2% 46.6% 43.3% 43.6% 44.2 % Adjustments: Amortization, stock-based compensation & other 0.1 0.1 0.1 0.1 0.4 Legal, acquisition and divestiture related 0.1 0.4 0.5 0.1 1.2 Cost optimization plan, including severance costs 0.4 0.3 1.0 — 1.8 Non-GAAP Gross Profit $ 66.4 $ 74.2 $ 68.9 $ 72.0 $ 281.5 Non-GAAP Gross Profit Margin 44.2% 47.4% 44.4% 43.8% 45.0% * Tables may not foot due to rounding; amounts calculated based on dollars in thousands. 28

Non-GAAP Reconciliation - Operating Expense 2019 Non-GAAP Operating Expenses Quarter Ended Year to Date (in millions) March 31 June 30 September 30 December 31 December 31 GAAP R&D Expenses $ 21.9 $ 20.8 $ 20.9 $ 17.1 $ 80.8 GAAP SG&A Expenses 65.1 71.7 58.3 59.3 254.4 GAAP Operating Expenses 87.0 92.5 79.2 76.5 335.1 Adjustments to R&D Expenses: Cost optimization plan — 0.3 — — 0.3 Non-GAAP R&D Expenses 21.9 20.5 20.9 17.1 80.5 Adjustments to SG&A Expenses: Amortization, stock-based compensation & other 12.1 12.5 10.8 8.1 43.4 Legal, acquisition and divestiture related 0.7 4.6 (1.2) 1.4 5.5 Cost optimization plan, including severance costs 1.2 3.3 0.4 0.6 5.6 Total Adjustments to SG&A Expenses 14.1 20.4 10.0 10.1 54.5 Non-GAAP SG&A Expenses 51.0 51.2 48.3 49.2 199.8 Non-GAAP Operating Expenses $ 72.9 $ 71.7 $ 69.3 $ 66.4 $ 280.3 * Tables may not foot due to rounding; amounts calculated based on dollars in thousands. 29

Non-GAAP Reconciliation - GP and GPM Full Year 2018 Non-GAAP Gross Profit & Margin 2018 Quarter Ended Year Ended September December December (in millions) March 31 June 30 30 31 31 GAAP Gross Profit $ 77.9 $ 86.2 $ 77.8 $ 82.6 $ 324.4 GAAP Gross Profit Margin 46.9% 48.8% 47.3% 45.7% 47.2 % Adjustments: Amortization, stock-based compensation & other 0.1 0.1 0.1 (0.2) 0.1 Legal and acquisition-related — — — 0.6 0.6 Cost optimization plan 0.2 0.2 0.1 0.7 1.1 Non-GAAP Gross Profit $ 78.1 $ 86.4 $ 78.0 $ 83.6 $ 326.2 Non-GAAP Gross Profit Margin 47.1% 48.9% 47.4% 46.3% 47.4% * Tables may not foot due to rounding; amounts calculated based on dollars in thousands. 30

Non-GAAP Reconciliation - Operating Expense Full Year 2018 Non-GAAP Operating Expenses 2018 Quarter Ended Year Ended (in millions) March 31 June 30 September 30 December 31 December 31 GAAP R&D Expenses $ 25.9 $ 22.7 $ 23.2 $ 23.5 $ 95.3 GAAP SG&A Expenses 69.5 71.2 65.6 66.1 272.3 GAAP Operating Expenses 95.3 93.9 88.8 89.6 367.6 Adjustments to R&D Expenses: Cost optimization plan 1 — 0.2 0.3 — 0.5 Non-GAAP R&D Expenses 25.9 22.5 22.8 23.5 94.8 Adjustments to SG&A Expenses: Amortization, stock-based compensation & other 15.1 14.3 15.1 14.1 58.6 Legal and acquisition-related 0.4 (0.4) (0.7) (1.0) (1.7) Cost optimization plan 0.4 0.7 0.4 0.8 2.4 Total Adjustments to SG&A Expenses 15.9 14.6 14.8 13.9 59.2 Non-GAAP SG&A Expenses 53.6 56.6 50.8 52.2 213.1 Non-GAAP Operating Expenses $ 79.4 $ 79.1 $ 73.7 $ 75.7 $ 307.9 1 For the quarter ended March 31, 2018, the adjustment included approximately $32 thousand and therefore rounded down. * Tables may not foot due to rounding; amounts calculated based on dollars in thousands. 31

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